Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator of the Financial Institutions, Inc. 401(k) Plan:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-87338) of Financial Institutions, Inc. of our report dated June 21, 2021, relating to the financial statements and supplemental schedule of the Financial Institutions, Inc. 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2020.

/s/ Mengel Metzger Barr & Co. LLP

Rochester, New York

June 21, 2021